Exhibit 99.1

For Immediate Release

Jive Software Announces Second Quarter 2013 Financial Results

•	2Q total revenue of $35.2 million, up 31% year-over-year

•	2Q total billings of $42.0 million, up 24% year-over-year

Palo Alto, Calif. – July 30, 2013 — Jive Software, Inc. (NASDAQ: JIVE), a leader in social business, today announced financial results for its second quarter ended June 30, 2013.

“Our second quarter financial results met or exceeded our guidance on both the top and bottom line. However, the evolution of the market toward the mainstream buyer, combined with our go-to-market execution challenges, led to longer than expected sales cycles at the end of the quarter,” stated Tony Zingale, Chairman & CEO of Jive. “Despite these challenges, we signed new blue chip customers, expanded relationships with existing strategic customers and led the market by delivering significant new product innovations.”

Zingale added, “We continue to have a solid overall sales pipeline, market leading solutions and a highly differentiated track record of delivering business value to customers. While the move to mainstream buyers is not without new challenges, we believe the reward for winning this opportunity will be substantial. We expect the Company to deliver improved execution in the second half of the year, and we believe that Jive is well positioned to be the pure play winner in the social business market.”

Second Quarter 2013 Financial Highlights

•

Revenue: Total revenue for the second quarter was $35.2 million, an increase of 31% on a year-over-year basis. Within total revenue, product revenue was $31.6 million for the second quarter, an increase of 32% on a year-over-year basis. Professional Services revenue for the second quarter was $3.7 million, an increase of 21% on a year-over-year basis.

•	Non-GAAP Billings: Total billings, which Jive defines as revenue plus the change in total deferred revenue, were $42.0 million for the second quarter, an increase of 24% on a year-over-year basis.

•

Gross Profit: GAAP gross profit for the second quarter was $21.5 million, compared to $16.0 million for the second quarter of 2012. Non-GAAP gross profit was $23.4 million for the second quarter, representing a year-over-year increase of 37%. Non-GAAP gross margin was 67%, representing a 300 basis point non-GAAP gross margin improvement compared to the second quarter of 2012.

•

Loss from Operations: GAAP loss from operations for the second quarter was $18.8 million, compared to a loss from operations of $11.4 million for the second quarter of 2012. Non-GAAP loss from operations was $9.2 million, compared to a non-GAAP loss from operations of $6.7 million for the second quarter of 2012.

•

Net Loss: GAAP net loss for the second quarter was $17.8 million, compared to a net loss of $11.6 million for the same period last year. GAAP net loss per share for the second quarter was $0.27 based on 66.8 million weighted-average shares outstanding, compared to a loss per share of $0.19 based on 61.9 million weighted-average shares outstanding for the same period last year.

Non-GAAP net loss for the second quarter was $9.5 million, compared to a non-GAAP net loss of $6.8 million for the same period last year. Non-GAAP net loss per share for the second quarter was $0.14 based on 66.8 million weighted-average shares outstanding, compared to a non-GAAP net loss per share of $0.11 based on 61.9 million weighted-average shares outstanding for the same period last year.

•

Balance Sheet and Cash Flow: As of June 30, 2013, Jive had cash and cash equivalents and marketable securities of $160.9 million, compared to $173.5 million at the end of the first quarter. During the quarter, the Company used $11.0 million of cash to complete the acquisitions of StreamOnce and Clara.

The Company generated $214,000 in cash from operations and invested $1.9 million in capital expenditures, leading to free cash flow of ($1.7) million for the second quarter. Free cash flow was ($1.4) million for the second quarter of 2012. Free cash flow is defined as cash flows provided by operating activities minus cash flows used to purchase capital expenditures.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter and Recent Business Highlights

•

Signed new and expanded customer relationships including ADEO Services, Allstate, eBay, FICO, Grant Thornton UK LLP, Massachusetts Higher Education Assistance Corp, La Capitale, Guardian Life Insurance, Siam Cement and Swedish Partners Medical Group.

•

Announced the release of Jive StreamOnce, a new platform that allows people to seamlessly bring together all their business applications, including email, CRM systems, conversation streams, marketing productivity tools, document storage and data storage systems, into Jive.

•	Launched the latest version of Producteev by Jive, the leading social task management solution that allows individuals, teams, and now entire organizations to easily track and manage tasks for free.

•

Introduced a new suite of mobile apps, which include new iPad®, iPhone® and Android™ apps, that will provide people with a fast, convenient way to create content, find experts and answers, search for information and take action more effectively on the go, anywhere and anytime, all from their smartphones and tablets.

Financial Outlook

As of July 30, 2013, Jive is initiating guidance for its third quarter 2013 and adjusting guidance for the full year 2013, as follows:

•

Third Quarter 2013 Guidance: Total revenue is expected to be in the range of $36.0 million to $37.0 million. Non-GAAP loss from operations is expected to be in the range of $9.5 million to $10.5 million. Non-GAAP loss per share is expected to be in the range of $0.14 to $0.16 based on approximately 67.0 million weighted-average diluted shares outstanding.

•

Full Year 2013 Guidance: Total revenue is expected to be in the range of $144.0 million to $146.0 million. Non-GAAP loss from operations is expected to be in the range of $38.0 million to $40.0 million. Non-GAAP loss per share is expected to be in the range of $0.59 to $0.62 based on approximately 66.7 million weighted-average diluted shares outstanding. Free cash flow is expected to be in the range of breakeven to a modest cash burn.

With respect to the Company’s expectations under “Financial Outlook” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP loss per share to GAAP loss from operations and GAAP loss per share because the Company does not provide guidance for stock-based compensation, income taxes or amortization of intangible assets, which are reconciling items between those Non-GAAP and GAAP measures. As items that impact loss from operations and loss per share are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to loss from operations and loss per share is not available without unreasonable effort.

Quarterly Conference Call

Jive will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to review the Company’s financial results for the second quarter 2013, in addition to discussing the Company’s outlook for the third quarter and full year 2013. To access this call, dial (866) 454-4209 (domestic) or (913) 312-0672 (international) with conference ID 5626120. A live webcast of the conference call will be accessible from the investor relations section of Jive’s website at http://investors.jivesoftware.com/ and a replay will be archived and accessible at: http://investors.jivesoftware.com/events.cfm. A replay of this conference call can also be accessed through August 13, 2013, by dialing (877) 870-5176 (domestic) or (858) 384-5517 (international). The replay pass code is 5626120.

About Jive Software

Jive Software (JIVE) is a leader in social business. Our cloud-based collaboration platform connects employees, customers and partners together – helping a company increase productivity by as much as 15%* according to research performed by a top three global business consultancy firm. By combining the power of cloud, mobile, big data and proprietary collaboration technologies, Jive is transforming the way work gets done and unleashing productivity, creativity and innovation for millions of people in many of the world’s largest companies. For a free trial of Jive’s next generation social business platform, please visit Try Jive.

For more information, please visit www.jivesoftware.com or the Jive News Blog here.

*	Source: Top three global business consultancy research; November 2012

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles.

Non-GAAP gross profit, loss from operations, net loss and net loss per share exclude stock-based compensation expenses, non-recurring expenses related to acquisitions, tax benefits derived from acquisitions, and amortization of acquisition related intangible assets. Total billings are defined by the Company as revenue plus the change in total deferred revenue. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Safe Harbor Statement

“Safe Harbor” statement under Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements concerning our financial guidance for the third fiscal quarter of 2013 and the full year of 2013, the future growth of the social business market, the shift in customer focus, our ability to achieve our guidance, growth in our sales pipeline, and our ability to capitalize on our leadership position in the social business market. The achievement of success in the matters covered by such forward-looking statements involves substantial risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results or events could differ materially from the results expressed or implied by the forward-looking statements we make.

The risk and uncertainties referred to above include, but are not limited to, risks associated with our limited operating history; expectations regarding the widespread adoption of social business platforms by enterprises; uncertainty regarding the market for social business platforms; changes in the competitive dynamics of our market; our ability to increase and predict new subscription; subscription renewal or upsell rates and the impact these rates may have on our future revenues; our reliance on our own controls and third-party service providers to host some of our products; the risk that our security measures could be breached and unauthorized access to customer data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.

More information about potential factors that could affect our business and financial results is contained in our prospectus as filed with the Securities and Exchange Commission. Additional information will also be set forth in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Brian Denyeau

ICR

(646) 277-1251

brian.denyeau@icrinc.com

Media Contact:

Amanda Pires

(650) 465-1215

amanda.pires@jivesoftware.com

JIVE SOFTWARE, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Product	$31,559	$23,904	$62,222	$45,575
Professional services	3,683	3,046	6,872	6,693

Total revenues	35,242	26,950	69,094	52,268
Cost of revenues:
Product	9,540	7,135	18,752	13,957
Professional services	4,215	3,792	8,063	7,581

Total cost of revenues	13,755	10,927	26,815	21,538

Gross profit	21,487	16,023	42,279	30,730
Operating expenses:
Research and development	13,749	9,127	26,426	17,482
Sales and marketing	20,480	14,581	39,344	25,937
General and administrative	6,081	3,751	11,947	7,553

Total operating expenses	40,310	27,459	77,717	50,972

Loss from operations	(18,823)	(11,436)	(35,438)	(20,242)
Other income (expense), net:
Interest income	62	46	131	60
Interest expense	(105)	(144)	(180)	(232)
Other, net	(105)	(1)	(109)	(46)

Total other income (expense), net	(148)	(99)	(158)	(218)

Loss before provision for (benefit from) income taxes	(18,971)	(11,535)	(35,596)	(20,460)
Provision for (benefit from) income taxes	(1,191)	90	(1,215)	114

Net loss	$(17,780)	$(11,625)	$(34,381)	$(20,574)

Basic and diluted net loss per share	$(0.27)	$(0.19)	$(0.52)	$(0.33)

Shares used in basic and diluted per share calculations	66,816	61,924	66,285	61,685

JIVE SOFTWARE, INC.

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	June 30, 2013	December 31, 2012
Assets
Current Assets:
Cash and cash equivalents	$50,188	$48,955
Short-term marketable securities	84,651	96,492
Accounts receivable, net of allowances	42,488	54,200
Prepaid expenses and other current assets	9,034	7,864

Total current assets	186,361	207,511
Marketable securities, noncurrent	26,068	22,607
Property and equipment, net of accumulated depreciation	18,693	16,803
Goodwill	29,753	23,435
Intangible assets, net of accumulated amortization	16,764	11,710
Other assets	326	214

Total assets	$277,965	$282,280

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,669	$9,557
Accrued payroll and related liabilities	5,363	7,357
Other accrued liabilities	7,377	7,123
Deferred revenue, current	96,794	87,698
Term debt, current	2,400	2,400

Total current liabilities	122,603	114,135
Deferred revenue, less current portion	31,321	29,349
Term debt, less current portion	7,200	8,400
Other long-term liabilities	1,154	538

Total liabilities	162,278	152,422
Commitments and contingencies
Stockholders’ Equity:
Common stock	7	7
Less treasury stock at cost	(3,352)	(3,352)
Additional paid-in capital	305,527	285,332
Accumulated deficit	(186,541)	(152,160)
Accumulated other comprehensive income	46	31

Total stockholders’ equity	115,687	129,858

Total liabilities and stockholders’ equity	$277,965	$282,280

JIVE SOFTWARE, INC.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net loss	$(17,780)	$(11,625)	$(34,381)	$(20,574)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,530	2,385	7,787	4,603
Stock-based compensation	8,250	4,164	14,389	7,249
Change in deferred taxes	(1,351)	—	(1,351)	—
(Increase) decrease, net of acquisitions, in:
Accounts receivable, net	135	(981)	11,712	2,980
Prepaid expenses and other assets	(605)	(764)	(1,009)	(376)
Increase (decrease), net of acquisitions, in:
Accounts payable	565	(1,468)	(355)	166
Accrued payroll and related liabilities	295	1,539	(1,963)	(786)
Other accrued liabilities	(587)	721	100	(124)
Deferred revenue	6,710	6,772	11,068	9,656
Other long-term liabilities	52	401	40	402

Net cash provided by operating activities	214	1,144	6,037	3,196
Cash flows from investing activities:
Payments for purchase of property and equipment	(1,926)	(2,512)	(4,789)	(5,913)
Purchases of marketable securities	(31,288)	(31,497)	(58,780)	(65,848)
Sales of marketable securities	14,068	—	23,721	—
Maturities of marketable securities	20,900	—	42,330	—
Acquisitions, net of cash acquired	(11,047)	—	(11,047)	—

Net cash used in investing activities	(9,293)	(34,009)	(8,565)	(71,761)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,708	557	5,341	869
Taxes paid related to net share settlement of equity awards	(392)	—	(392)	—
Payments of initial public offering expenses	—	(248)	—	(1,014)
Repayments of term loans	(600)	(500)	(1,200)	(1,250)

Net cash provided by (used in) financing activities	716	(191)	3,749	(1,395)

Net increase (decrease) in cash and cash equivalents	(8,363)	(33,056)	1,221	(69,960)
Effect of exchange rate changes	7	(7)	12	(3)
Cash and cash equivalents, beginning of period	58,544	143,749	48,955	180,649

Cash and cash equivalents, end of period	$50,188	$110,686	$50,188	$110,686

JIVE SOFTWARE, INC.

RECONCILIATION OF NON-GAAP INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Gross profit, as reported	$21,487	$16,023	$42,279	$30,730
Add back:
Stock-based compensation	777	528	1,298	786
Amortization related to acquisitions	926	620	1,682	1,245
Non-recurring acquisition expense	250	—	250	—

Gross profit, non-GAAP	$23,440	$17,171	$45,509	$32,761

Gross margin, non-GAAP	67%	64%	66%	63%

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Research and development, as reported	$13,749	$9,127	$26,426	$17,482
less:
Stock-based compensation	3,395	1,533	5,627	2,480
Amortization related to acquisitions	110	—	176	—
Non-recurring acquisition expense	19	—	19	—

Research and development, non-GAAP	$10,225	$7,594	$20,604	$15,002

As percentage of total revenues, non-GAAP	29%	28%	30%	29%

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Sales and marketing, as reported	$20,480	$14,581	$39,344	$25,937
less:
Stock-based compensation	2,405	928	4,629	1,454
Amortization related to acquisitions	115	—	175	—

Sales and marketing, non-GAAP	$17,960	$13,653	$34,540	$24,483

As percentage of total revenues, non-GAAP	51%	51%	50%	47%

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

General and administrative, as reported	$6,081	$3,751	$11,947	$7,553
less:
Stock-based compensation	1,673	1,175	2,835	2,529

General and administrative, non-GAAP	$4,408	$2,576	$9,112	$5,024

As percentage of total revenues, non-GAAP	13%	10%	13%	10%

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Loss from operations, as reported	$(18,823)	$(11,436)	$(35,438)	$(20,242)
Add back:
Stock-based compensation	8,250	4,164	14,389	7,249
Amortization related to acquisitions	1,151	620	2,033	1,245
Non-recurring acquisition expense	269	—	269	—

Loss from operations, non-GAAP	$(9,153)	$(6,652)	$(18,747)	$(11,748)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Loss before provision for (benefit from) income taxes, as reported	$(18,971)	$(11,535)	$(35,596)	$(20,460)
Add back:
Stock-based compensation	8,250	4,164	14,389	7,249
Amortization related to acquisitions	1,151	620	2,033	1,245
Non-recurring acquisition expense	269	—	269	—

Loss before provision for (benefit from) income taxes, non-GAAP	$(9,301)	$(6,751)	$(18,905)	$(11,966)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net loss, as reported	$(17,780)	$(11,625)	$(34,381)	$(20,574)
Add back:
Stock-based compensation	8,250	4,164	14,389	7,249
Amortization related to acquisitions	1,151	620	2,033	1,245
Non-recurring acquisition expense	269	—	269	—
Tax benefit related to acquisitions	(1,351)	—	(1,351)	—

Net loss, non-GAAP	$(9,461)	$(6,841)	$(19,041)	$(12,080)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Basic and diluted net loss per share, as reported	$(0.27)	$(0.19)	$(0.52)	$(0.33)
Add back:
Stock-based compensation	0.13	0.07	0.22	0.12
Amortization related to acquisitions	0.02	0.01	0.03	0.02
Non-recurring acquisition expense	—	—	—	—
Tax benefit related to acquisitions	(0.02)	—	(0.02)	—

Basic and diluted net loss per share, non-GAAP	$(0.14)	$(0.11)	$(0.29)	$(0.20)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Total revenues	$35,242	$26,950	$69,094	$52,268
Deferred revenue, end of period	128,115	87,482	128,115	87,482
Less: Deferred revenue, beginning of period	(121,405)	(80,710)	(117,047)	(77,826)

Billings	$41,952	$33,722	$80,162	$61,924